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                                                                      7/13/99

                                 POWER OF ATTORNEY


     Each of the undersigned directors and officers of Training Devices Incorporated (the "Company") hereby authorizes Bruce S. Betschart and Ronald
C. Ellington and each of them as their true and lawful attorneys-in-fact and agents: (1) to sign in the name of each such person and file with the Securities and Exchange Commission a Registration Statement on an appropriate form, and any and all amendments (including post-effective amendments) to such Registration Statement, for the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of Common Stock (the "Offering"), of an underwriters' over-allotment option to purchase 15% of the number of shares of Common Stock sold in the Offering, and any other securities of the Company which the Company's Board of Directors authorizes to be included in such Registration Statement; and (2) to take any and all actions necessary or required in connection with such Registration Statement and amendments to comply with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


Signature                    Title                           Date
---------                    -----                           ----

/s/ Bruce S. Betschart       Director, President, Chief      July 23, 1999
Bruce S. Betschart           Operating Officer and
                              Chairman of the Board

/s/ Ronald C. Ellington      Director and Chief Executive    July 23, 1999
Ronald C. Ellington          Officer

/s/ Robert E. Sawyer, Jr.    Director and Vice President,    July 23, 1999
Robert E. Sawyer, Jr.        Engineering


/s/ Leonard Hawkins          Director                        July 23, 1999
Leonard Hawkins